Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Hi-Shear Technology Corporation for the quarter ended February 28, 2009, I, George W. Trahan, President, Chief Executive Officer and Chairman of Hi-Shear Technology Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, fairly presents, in all material respects, the financial condition and results of operations of Hi-Shear Technology Corporation.

	by:	/s/ George W. Trahan
George W. Trahan
President, Chief Executive Officer and Chairman
Date: April 14, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hi-Shear Technology Corporation and will be retained by Hi-Shear Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.